NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2017 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 26, 2017 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three months ended March 31, 2017.

Operating revenue for the quarter ended March 31, 2017 increased 7.6% to $247.0 million from $229.5 million for the same quarter in 2016. Income from operations was $23.2 million, compared to $21.4 million in the prior year quarter. Net income during the period was $14.2 million compared to $13.1 million in the first quarter of 2016. Net income per diluted share for the first quarter of 2017 was $0.47 compared to $0.43 in the prior year quarter.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the first quarter results said, "Our first quarter results were ahead of our guidance. Our Expedited LTL group drove strong volume growth towards the end of March and maintained its operating efficiencies to deliver a great quarter. Truckload Premium Services grew its revenue but incurred higher broker utilization as it recruited owner operators to support new business. Our Intermodal group performed well, continuing to benefit from the integration of Triumph while announcing the acquisition of Atlantic. Pool Distribution also had a great quarter driven by its recent new business wins and solid cost controls."

Commenting on the Company’s second quarter 2017 guidance, Michael J. Morris, Senior Vice President and CFO, said, "We expect second quarter year-on-year revenue growth to be up 6% to 10%. We expect net income per diluted share to be between $0.55 and $0.59, compared to a $0.33 net loss per share in the prior year quarter. Our second quarter outlook does not reflect proceeds we may receive as a result of our recent efforts to finalize certain indemnification claims related to the Towne purchase, nor does it include the impact of Atlantic." The second quarter of 2016 includes a one-time non-cash charge of $42.4 million primarily resulting from intangible asset impairments related to the Company’s TQI acquisition. Net of tax effects, the TQI impairment charge accounted for $27.4 million or $0.90 per diluted share of the second quarter of 2016 net loss. After excluding the net impact of the TQI impairment charge, adjusted earnings per diluted share, a non-GAAP measure, for the second quarter of 2016 was $0.57.

A tabular reconciliation of non-GAAP financial measures to reported results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) is contained in the financial summary statements attached to this press release.

On April 25, 2017, our Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable to shareholders of record at the close of business on May 25, 2017, and is expected to be paid on June 9, 2017.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.60 per share of common stock, payable in quarterly increments of $0.15 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2017 results on Thursday, April 27, 2017 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardair.com or by dialing (800) 553-0326. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation’s (“the Company”, “we”, “our”) services are classified into four principal reportable segments: Expedited LTL, Truckload Premium Services (“TLS”), Intermodal and Pool Distribution.

In our Expedited LTL segment, we provide time-definite transportation services to the North American deferred air freight market. Our Expedited LTL service operates a comprehensive national network for the time-definite surface transportation of expedited ground freight. The Expedited LTL service offers customers local pick-up and delivery and scheduled surface transportation of cargo as a cost effective, reliable alternative to air transportation. Expedited LTL’s other services include shipment consolidation and deconsolidation, warehousing, customs brokerage, and other handling. The Expedited LTL segment primarily provides its transportation services through a network of terminals located at or near airports in the United States and Canada.

In our TLS segment, we provide expedited truckload brokerage, dedicated fleet services and maximum security and temperature-controlled logistics services. We are able to expedite this service by utilizing a dedicated fleet of team owner operators, some team company drivers as well as third party transportation providers. The TLS segment provides full truckload service in the United States and Canada.

In our Intermodal segment, we provide container and intermodal drayage services primarily within the Midwest region of the United States. Drayage is essentially the first and last mile of the movement of an intermodal container. We are providing this service both to and from ports and rail heads. Our Intermodal segment also provides dedicated contract and Container Freight Station (“CFS”) warehouse and handling services.

In our Pool Distribution segment, we provide pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool Distribution involves managing high-frequency handling and distribution of time-sensitive product to numerous destinations in specific geographic regions. Our primary customers for this service are regional and nationwide distributors and retailers, such as mall, strip mall and outlet based retail chains.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2017	March 31, 2016
Operating revenue:
Expedited LTL	$140,598	$134,379
Truckload Premium Services	41,785	38,620
Pool Distribution	37,823	33,192
Intermodal	28,291	24,624
Eliminations and other operations	(1,515)	(1,266)
Operating revenue	246,982	229,549

Operating expenses:
Purchased transportation	103,083	96,476
Salaries, wages and employee benefits	61,998	58,678
Operating leases	15,601	13,868
Depreciation and amortization	10,033	9,668
Insurance and claims	5,806	5,395
Fuel expense	3,680	2,961
Other operating expenses	23,592	21,098
Total operating expenses	223,793	208,144
Operating (loss) income:
Expedited LTL	18,400	17,084
Truckload Premium Services	1,704	1,565
Pool Distribution	1,367	114
Intermodal	2,580	2,372
Other operations	(862)	270
Income from operations	23,189	21,405

Other income (expense):
Interest expense	(282)	(553)
Other, net	(26)	(29)
Total other income (expense)	(308)	(582)
Income before income taxes	22,881	20,823
Income tax expense	8,638	7,724
Net income and comprehensive income	$14,243	$13,099

Net income per share:
Basic	$0.47	$0.43
Diluted	$0.47	$0.43

Dividends per share:	$0.15	$0.12

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$140.6	100.0%	$134.4	100.0%	$6.2	4.6%

Operating expenses:
Purchased transportation	55.4	39.4	53.5	39.8	1.9	3.6
Salaries, wages and employee benefits	34.9	24.8	34.9	26.0	—	—
Operating leases	9.2	6.5	8.0	5.9	1.2	15.0
Depreciation and amortization	5.6	4.0	5.5	4.1	0.1	1.8
Insurance and claims	2.9	2.1	2.8	2.1	0.1	3.6
Fuel expense	0.9	0.6	0.7	0.5	0.2	28.6
Other operating expenses	13.3	9.5	11.9	8.9	1.4	11.8
Total operating expenses	122.2	86.9	117.3	87.3	4.9	4.2
Income from operations	$18.4	13.1%	$17.1	12.7%	$1.3	7.6%

Expedited LTL Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2017	2016	Change

Operating ratio	86.9%	87.3%	(0.5)%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Expedited LTL:
Tonnage
Total pounds ¹	566,454	563,727	0.5
Average weekly pounds ¹	44,254	44,041	0.5

Linehaul shipments
Total linehaul	896,311	876,476	2.3
Average weekly	70,024	68,475	2.3

Forward Air Complete shipments	210,002	177,973	18.0
As a percentage of linehaul shipments	23.4%	20.3%	15.3

Average linehaul shipment size	632	643	(1.7)

Revenue per pound [2]
Linehaul yield	$17.50	$17.86	(1.7)
Fuel surcharge impact	1.22	0.80	1.9
Forward Air Complete impact	3.81	3.07	3.4
Total Expedited LTL yield	$22.53	$21.73	3.7%

¹ - In thousands
[2] - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$41.8	100.0%	$38.6	100.0%	$3.2	8.3%

Operating expenses:
Purchased transportation	29.3	70.1	26.5	68.6	2.8	10.6
Salaries, wages and employee benefits	5.2	12.4	5.0	13.0	0.2	4.0
Operating leases	0.1	0.3	0.1	0.3	—	—
Depreciation and amortization	1.5	3.6	1.7	4.4	(0.2)	(11.8)
Insurance and claims	1.1	2.6	0.9	2.3	0.2	22.2
Fuel expense	0.8	1.9	0.6	1.6	0.2	33.3
Other operating expenses	2.1	5.0	2.2	5.7	(0.1)	(4.5)
Total operating expenses	40.1	95.9	37.0	95.9	3.1	8.4
Income from operations	$1.7	4.1%	$1.6	4.1%	$0.1	6.3%

Truckload Premium Services Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2017	2016	Change

Company driver [1]	1,907	1,769	7.8%
Owner operator [1]	11,743	12,052	(2.6)
Third party [1]	9,082	7,074	28.4
Total Miles	22,732	20,895	8.8

Revenue per mile	$1.79	$1.81	(1.1)

Cost per mile	$1.38	$1.38	—%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$37.8	100.0%	$33.2	100.0%	$4.6	13.9%

Operating expenses:
Purchased transportation	9.9	26.2	8.9	26.8	1.0	11.2
Salaries, wages and employee benefits	14.4	38.1	12.7	38.3	1.7	13.4
Operating leases	3.2	8.5	2.9	8.7	0.3	10.3
Depreciation and amortization	1.8	4.7	1.5	4.5	0.3	20.0
Insurance and claims	1.0	2.6	1.2	3.6	(0.2)	(16.7)
Fuel expense	1.2	3.2	1.0	3.0	0.2	20.0
Other operating expenses	4.9	13.0	4.9	14.8	—	—
Total operating expenses	36.4	96.3	33.1	99.7	3.3	10.0
Income from operations	$1.4	3.7%	$0.1	0.3%	$1.3	1,300.0%

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$28.3	100.0%	$24.6	100.0%	$3.7	15.0%

Operating expenses:
Purchased transportation	9.7	34.3	8.4	34.1	1.3	15.5
Salaries, wages and employee benefits	6.7	23.7	6.0	24.4	0.7	11.7
Operating leases	3.1	10.9	3.0	12.2	0.1	3.3
Depreciation and amortization	1.1	3.9	0.9	3.7	0.2	22.2
Insurance and claims	0.8	2.8	0.8	3.2	—	—
Fuel expense	0.7	2.5	0.6	2.4	0.1	16.7
Other operating expenses	3.6	12.7	2.5	10.2	1.1	44.0
Total operating expenses	25.7	90.8	22.2	90.2	3.5	15.8
Income from operations	$2.6	9.2%	$2.4	9.8%	$0.2	8.3%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2017	December 31, 2016 (a)
Assets
Current assets:
Cash and cash equivalents	$14,335	$8,511
Accounts receivable, net	116,473	116,602
Other current assets	8,394	11,157
Total current assets	139,202	136,270

Property and equipment	376,623	379,021
Less accumulated depreciation and amortization	182,686	178,816
Net property and equipment	193,937	200,205
Goodwill and other acquired intangibles:
Goodwill	184,675	184,675
Other acquired intangibles, net of accumulated amortization	104,259	106,650
Total net goodwill and other acquired intangibles	288,934	291,325
Other assets	13,795	13,491
Total assets	$635,868	$641,291

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$15,800	$18,012
Accrued expenses	34,007	31,833
Income taxes payable	8,326	70
Current portion of debt and capital lease obligations	352	28,012
Total current liabilities	58,485	77,927

Debt and capital lease obligations, less current portion	13,529	725
Other long-term liabilities	21,440	21,699
Deferred income taxes	41,786	41,871

Shareholders’ equity:
Common stock	300	301
Additional paid-in capital	182,999	179,512
Retained earnings	317,329	319,256
Total shareholders’ equity	500,628	499,069
Total liabilities and shareholders’ equity	$635,868	$641,291

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2017	March 31, 2016
Operating activities:
Net income	$14,243	$13,099
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,033	9,668
Share-based compensation	1,962	1,952
Loss on disposal of property and equipment	488	93
Provision for loss (recovery) on receivables	22	(196)
Provision for revenue adjustments	718	799
Deferred income tax expense	(85)	5,031
Excess tax benefit for stock options exercised	—	(38)
Changes in operating assets and liabilities
Accounts receivable	(611)	4,245
Prepaid expenses and other current assets	2,153	2,582
Accounts payable and accrued expenses	8,137	206
Net cash provided by operating activities	37,060	37,441

Investing activities:
Proceeds from disposal of property and equipment	790	155
Purchases of property and equipment	(2,652)	(2,688)
Acquisition of business, net of cash acquired	—	(1,700)
Other	129	22
Net cash used in investing activities	(1,733)	(4,211)

Financing activities:
Payments of debt and capital lease obligations	(27,857)	(13,969)
Proceeds from senior credit facility	13,000	—
Proceeds from exercise of stock options	1,524	881
Payments of cash dividends	(4,539)	(3,678)
Repurchase of common stock (repurchase program)	(9,996)	(9,995)
Excess tax benefit for stock options exercised	—	38
Cash settlement of share-based awards for tax withholdings	(1,635)	(1,782)
Net cash used in financing activities	(29,503)	(28,505)
Net increase in cash	5,824	4,725
Cash at beginning of period	8,511	33,312
Cash at end of period	$14,335	$38,037

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2017 and 2016 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures: adjusted income from operations, adjusted net income, adjusted earnings per diluted share, adjusted effective income tax rate and guidance with respect to adjusted net income per diluted share. These measures exclude intangible asset impairment costs and tax ramifications related to TQI for the three months ended June 30, 2016. The Company believes that excluding these items will assist investors in understanding our core operating performance and allow for more accurate comparisons of results.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Guidance Range
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended June 30, 2016
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$(14.3)	$(0.6)	$(14.9)	$(4.8)	32.2%	$(10.1)	$(0.33)
Items impacting comparability:
TQI impairment charge	42.4	—	42.4	15.0	4.9%	27.4	0.90
After considering items (Non-GAAP)	$28.1	$(0.6)	$27.5	$10.2	37.1%	$17.3	$0.57

The following table summarizes supplemental full year 2017 guidance information that management believes to be useful. The following guidance does not include Atlantic.

Forward Air Corporation
Additional Guidance Data
(In thousands)
(Unaudited)

2017
Projected tax rate	37.1%

Projected year end fully diluted share count (before consideration of future share repurchases)	30,400

Projected capital expenditures, net	$46,500

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and guidance relating to income per diluted share, adjusted income per diluted share and adjusted effective tax rate for the second quarter.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs, our inability to successfully integrate acquisitions and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2016.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com